U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  June 28, 2001


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events and Regulation FD Disclosure

      On June 28, 2001, Rentech, Inc. signed a Memorandum of Understanding
  (MOU) with GTL Bolivia S.A. The MOU outlines the general terms and conditions pursuant to which Rentech will grant a license to GTL Bolivia for use of Rentech's gas-to-liquids (GTL) technology.

       GTL Bolivia is a newly formed company whose principal shareholder is The Deane Group, a private U.S. based company that operates various business ventures owned by Mr. Disque D. Deane.

       After execution of the License Agreement, GTL Bolivia has said it intends to begin the process of designing a 10,000 barrel-per-day GTL plant to be sited in Bolivia. Rentech expects that the final license agreement, which has yet to be negotiated, could grant GTL Bolivia the right to operate a plant or plants for up to an additional 50,000 barrels per day using the Rentech GTL technology. The MOU sets forth a standard and customary license fee that is expected to be in the range of $1,000 per daily barrel. Rentech also plans to reserve royalties on the GTL fuels that are produced using its licensed technology.

       Mr. Deane, President of GTL Bolivia, is also chairman of The Deane Group, private merchant bankers, and Bolfarm S.R.L., a 75,000-acre Bolivian industrial agricultural concern. Mr. Deane has degrees from Duke University and New York University. He has held several senior positions and directorships at such companies as Eastman Dillon Union Securities, Lazard Freres & Co., Corporate Property Investors (Founder), RCA Corporation, and Sun Chemical. He has held various international public sector positions advising governmental entities including Ukraine Development Bank, China National Petroleum Corporation and the Russian Ministry of Energy. He is a Trustee of Duke University and Chairman of the Deane Laboratory at Duke University. Past trusteeships include Rockefeller University, Harvard School of Public Health Internet Project and the Carol Deane Family Trust. Mr. Deane is a Director of the Golder Western and Mediterranean Growth Fund, Ltd. and is also Director of Golder International Ltd., USA.

       Rentech believes that Bolivia offers a unique opportunity for the development of GTL technology. The indigenous supplies of natural gas exceed the country's demand for that fuel, and there is an insufficient local supply of transportation fuels such as diesel. Rentech anticipates that a 10,000 barrel-per-day GTL plant in Bolivia could make an important contribution to that country. GTL diesel could have a positive environmental impact and help reduce pollution in Bolivia. Such a plant could also provide approximately 300 high-paying construction jobs for about two years and about 55 permanent professional and technical positions after a plant is operational.

       Certain information presented herein may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. These include market acceptance of Rentech's GTL technology, availability of necessary financing, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see Rentech's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. Rentech undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.



                                 By:  (signature)
                                      ------------------------------------
                                      Ronald C. Butz, Vice President
  Date:  July 3, 2001